Exhibit 99.1

Epiq Systems, Inc. Announces Second Quarter 2008 Results - Reporting 49% Operating Revenue Growth

KANSAS CITY, Kan.--(BUSINESS WIRE)--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the second quarter of 2008 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $56.9 million, up 49% compared to $38.2 million for the same period last year. June 30, 2008 year-to-date operating revenue was $100.8 million, up 38% compared to $73.3 million for the prior year.

Net income for the second quarter of 2008 was $3.2 million, $0.08 per share, up 78% compared to $1.8 million, $0.06 per share, for the year ago quarter. June 30, 2008 year-to-date net income was $5.8 million, $0.15 per share, up 205% compared to $1.9 million, $0.06 per share, for the prior year.

Second quarter 2008 net cash provided by operating activities was $7.3 million, up 22% compared to $6.0 million for the year ago quarter. June 30, 2008 year-to-date net cash provided by operations was $15.1 million compared to $14.9 million for the prior year. A condensed consolidated cash flow statement is attached.

Epiq Systems’ management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition-related intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition-related expenses, the effect of tax adjustments which are outside of the company’s anticipated effective tax rate, and capitalized loan fee amortization, all net of tax), and (ii) non-GAAP adjusted EBITDA (net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition-related expenses). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the second quarter of 2008 was $5.9 million, $0.15 per share, up 40% compared to $4.2 million, $0.12 per share, for the year ago quarter. June 30, 2008 year-to-date non-GAAP net income was $11.3 million, $0.29 per share, up 47% compared to $7.7 million, $0.23 per share, for the prior year.

Second quarter 2008 non-GAAP adjusted EBITDA was $14.3 million, up 16% compared to $12.3 million for the year ago quarter. June 30, 2008 year-to-date non-GAAP adjusted EBITDA was $27.5 million, up 17% compared to $23.6 million for the prior year.

Operating revenue for the Electronic Discovery segment for the second quarter of 2008 was $16.3 million, up 34% compared to $12.2 million for the year ago quarter. June 30, 2008 year-to-date operating revenue was $29.5 million, up 32% compared to $22.3 million in the prior year. New client engagements combined with increased work for existing clients and continued expansion of the international business contributed to the increases in operating revenues. Second quarter 2008 Non-GAAP adjusted EBITDA for Electronic Discovery was $8.1 million, up 25% compared to $6.5 million for the year ago quarter. June 30, 2008 year-to-date non-GAAP adjusted EBITDA was $14.5 million, up 24% compared to $11.7 million in the prior year.

Operating revenue for the Bankruptcy segment for the second quarter of 2008 was $12.5 million, compared to $16.0 million for the year ago quarter. June 30, 2008 year-to-date operating revenue was $25.9 million, compared to $31.0 million in the prior year. Changes in revenue are related primarily to the application of Chapter 7 pricing formulas that reference short-term interest rates as well as fluctuations in Chapter 7 bankruptcy deposits due to prior periods with lower new case filing activity. Market share exhibited continuing strength and retention of existing clients remains extremely high. As reported by the Administrative Office of the U.S. Courts, bankruptcy filings increased 27% during the first 3 months of 2008 vs. the same period in 2007. Continued increases in bankruptcy filings and potential increases in short-term interest rates would have a positive effect on future bankruptcy revenue. Non-GAAP adjusted EBITDA was $6.1 million for the second quarter of 2008 and $9.4 million for the year ago quarter. June 30, 2008 year-to-date non-GAAP adjusted EBITDA was $16.9 million compared to $18.5 million in the prior year.

Operating revenue for the Settlement Administration segment for the second quarter of 2008 was $28.2 million compared to $9.9 million in the year ago quarter. June 30, 2008 year-to-date operating revenue was $45.5 million compared to $19.9 million in the prior year. Non-GAAP adjusted EBITDA was $6.1 million for the second quarter of 2008 compared to $1.4 million for the year ago quarter. June 30, 2008 year-to-date non-GAAP adjusted EBITDA was $6.8 million, compared to $3.0 million in the prior year. The increases in both operating revenue and non-GAAP adjusted EBITDA are related to new client activity. New client engagements under contract have been strong since the beginning of the year and contribute to the backlog that will be worked off in future periods.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, “We are pleased to report a very strong second quarter, and we remain on track to achieve our full year objectives. Major new client engagements contributed to operating results in every segment. Electronic discovery continues to exhibit strong growth, and we witnessed a record quarter for settlement administration. The reduced profit contribution from the bankruptcy segment is related primarily to Chapter 7 pricing tied to short-term interest rate changes. Market share remains very strong throughout bankruptcy, and we have the leading share of new corporate restructuring engagements for the year.”

Recent key events include:

  Epiq Systems ranks as a top five provider for both e-discovery processing and e-discovery review solutions on the 2008 Socha-Gelbmann Survey.
  We completed the UK acquisition of Pinpoint Global, Ltd., an emerging provider of proprietary electronic discovery and electronic disclosure solutions.
  47 of the top 50 global law firms have active relationships with Epiq Systems.
  2008 year-to-date corporate restructuring bankruptcy engagements increased by more than 145% compared to the same period last year.
  Total bankruptcy filings have increased for each of the past eight quarters. Over 900,000 bankruptcies were filed for the twelve month period ending March 31, 2008.
  The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $6.5 trillion and $2.6 trillion, respectively, as of March 31, 2008.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call (888) 459-5609 before 3:30 p.m. central time. The archive of the internet broadcast will be available on the company’s website until the next earnings update. A recording of the call will be available through August 31, 2008 beginning approximately two hours after the call ends. To access the replay, call (800) 642-1687 and enter conference ID number 56037836.

Company Description

Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” "goal," "objective" and “potential.” Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client’s deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUE:
Case management services	$ 35,928	$ 23,702	$ 64,724	$ 44,534
Case management bundled products and services	4,463	6,733	9,754	13,412
Document management services	16,546	7,736	26,360	15,321
Operating revenue before reimbursed direct costs	56,937	38,171	100,838	73,267
Operating revenue from reimbursed direct costs	7,905	6,035	13,014	12,068
Total Revenue	64,842	44,206	113,852	85,335

OPERATING EXPENSES:
Direct costs of services	24,438	10,415	43,264	20,746
Direct costs of services - bundled	908	898	1,855	1,784
Reimbursed direct costs	7,880	6,010	13,002	12,032
General and administrative	18,221	15,252	33,300	28,177
Depreciation and software and leasehold amortization	3,853	2,837	7,563	5,798
Amortization of identifiable intangible assets	2,325	2,352	4,603	4,876
Other operating expense (income)	859	-	(1,512)	-
Total Operating Expenses	58,484	37,764	102,075	73,413

INCOME FROM OPERATIONS	6,358	6,442	11,777	11,922

EXPENSE (INCOME) RELATED TO FINANCING:
Interest income	(36)	(25)	(180)	(32)
Interest expense	441	3,345	932	8,447
Net Expenses Related To Financing	405	3,320	752	8,415

INCOME BEFORE INCOME TAXES	5,953	3,122	11,025	3,507

PROVISION FOR INCOME TAXES	2,799	1,328	5,214	1,563

NET INCOME	$ 3,154	$ 1,794	$ 5,811	$ 1,944

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$ 0.08	$ 0.06	$ 0.15	$ 0.06

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING – DILUTED	41,634	31,980	41,510	31,458

EPIQ SYSTEMS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
ASSETS:
Cash and cash equivalents	$ 11,229	$ 13,415
Trade accounts receivable, net	50,483	33,925
Property and equipment, net	37,452	32,403
Goodwill	264,330	260,684
Other intangibles, net	31,935	34,310
Other	18,111	18,057

Total Assets	$ 413,540	$ 392,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable	$ 18,854	$ 7,401
Indebtedness	58,282	61,592
Other liabilities	43,874	40,119
STOCKHOLDERS’ EQUITY	292,530	283,682

Total Liabilities and Stockholders’ Equity	$ 413,540	$ 392,794

EPIQ SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,154	$ 1,794	$ 5,811	$ 1,944
Non-cash adjustments to net income:
Depreciation and amortization	6,178	5,189	12,166	10,674
Other, net	252	1,403	1,477	2,869
Changes in operating assets and liabilities, net	(2,269)	(2,387)	(4,321)	(624)
Net cash provided by operating activities	7,315	5,999	15,133	14,863

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from (paid for) business combinations, net	(4,712)	-	(4,712)	-
Property and equipment, software, other	(4,110)	(3,846)	(11,441)	(7,062)
Net cash used in investing activities	(8,822)	(3,846)	(16,153)	(7,062)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(2,016)	(9,320)	(2,622)	(17,932)
Net proceeds from issuance of stock	980	5,606	1,429	8,192
Other	(12)	404	27	441
Net cash used in financing activities	(1,048)	(3,310)	(1,166)	(9,299)

NET DECREASE IN CASH
AND CASH EQUIVALENTS	$ (2,555)	$ (1,157)	$ (2,186)	$ (1,498)

EPIQ SYSTEMS, INC. RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

NET INCOME	$ 3,154	$ 1,794	$ 5,811	$ 1,944

Acquisition related expenses	859	-	859	-
Depreciation and amortization	6,178	5,189	12,166	10,674
Share-based compensation	872	703	1,396	1,014
Expenses related to financing, net	405	3,320	752	8,415
Realized gain on interest rate floors	-	-	1,273	-
Provision for income taxes	2,799	1,328	5,214	1,563
	11,113	10,540	21,660	21,666

NON-GAAP ADJUSTED EBITDA	$ 14,267	$ 12,334	$ 27,471	$ 23,610
EPIQ SYSTEMS, INC. BANKRUPTCY SEGMENT RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

SEGMENT PERFORMANCE MEASURE	$ 6,141	$ 9,400	$ 13,439	$ 18,513

Realized gain on interest rate floors	-	-	3,465	-

NON-GAAP ADJUSTED EBITDA	$ 6,141	$ 9,400	$ 16,904	$ 18,513

EPIQ SYSTEMS, INC. RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

NET INCOME	$ 3,154	$ 1,794	$ 5,811	$ 1,944

Plus (net of tax):
Amortization of acquisition intangibles	1,407	1,423	2,785	2,950
Share-based compensation	546	444	891	665
Acquisition related expense	520	-	520	-
Effective tax rate	418	(2)	804	65
Loan fee amortization	80	216	160	454
Mark-to-market adjustments	(244)	314	(487)	1,609
Realized gain on interest rate floors	-	-	770	-
	2,727	2,395	5,443	5,743

NON-GAAP NET INCOME	$ 5,881	$ 4,189	$ 11,254	$ 7,687
EPIQ SYSTEMS, INC. RECONCILIATION OF EPS TO NON-GAAP EPS (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

EPS (on a diluted basis)	$ 0.08	$ 0.06	$ 0.15	$ 0.06

Plus (net of tax):
Amortization of acquisition intangibles	0.04	0.03	0.08	0.09
Share-based compensation	0.02	0.01	0.02	0.02
Acquisition related expense	0.01	-	0.01	-
Effective tax rate	0.01	-	0.02	-
Loan fee amortization	-	0.01	-	0.01
Mark-to-market adjustments	(0.01)	0.01	(0.01)	0.05
Realized gain on interest rate floors	-	-	0.02	-
	0.07	0.06	0.14	0.17

NON-GAAP EPS (on a diluted basis)	$ 0.15	$ 0.12	$ 0.29	$ 0.23

EPIQ SYSTEMS, INC. OPERATING REVENUE (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Electronic Discovery	$ 16,278	$ 12,224	$ 29,516	$ 22,336
Bankruptcy	12,498	16,004	$ 25,862	$ 31,047
Settlement Administration	28,161	9,943	45,460	19,884

OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS	$ 56,937	$ 38,171	$ 100,838	$ 73,267

EPIQ SYSTEMS, INC. NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Electronic Discovery	$ 8,064	$ 6,454	$ 14,459	$ 11,665
Bankruptcy	6,141	9,400	$ 16,904	$ 18,513
Settlement Administration	6,050	1,425	$ 6,759	$ 3,034
Unallocated	(5,988)	(4,945)	(10,651)	(9,602)

TOTAL NON-GAAP ADJUSTED EBITDA	$ 14,267	$ 12,334	$ 27,471	$ 23,610

EPIQ SYSTEMS, INC. EPS CALCULATION (In thousands, except per share data) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007[a]	2008	2007[a]

NET INCOME	$ 3,154	$ 1,794	$ 5,811	$ 1,944
Interest expense adjustment for convertible debt	301	-	603	-

ADJUSTED FOR DILUTED CALCULATION	$ 3,455	$ 1,794	$ 6,414	$ 1,944

DILUTED WEIGHTED AVERAGE SHARES	35,424	29,848	35,357	29,559
Adjustment to reflect stock options	1,924	2,132	1,867	1,899
Adjustment to reflect convertible debt shares	4,286	-	4,286	-

ADJUSTED FOR DILUTED CALCULATION	41,634	31,980	41,510	31,458

NET INCOME PER SHARE - DILUTED	$ 0.08	$ 0.06	$ 0.15	$ 0.06

[a] Convertible debt is antidilutive and therefore excluded from EPS calculation.

CONTACT:
Epiq Systems, Inc.
Lew P. Schroeber, 913-621-9500
ir@epiqsystems.com